Exhibit 99.1

Olo Announces Fourth Quarter and Full Year 2024 Financial Results

Fourth Quarter Revenue of $76.1 million, up 21% Year-over-Year
New York, New York - February 25, 2025 - Olo Inc. (NYSE:OLO), a leading restaurant technology provider, today announced financial results for the fourth quarter and full year ended December 31, 2024.

“Team Olo put together a fantastic 2024 that included strong financial performance, new and expansion deployments with marquee restaurant brands, and platform reliability and innovation that powered $29 billion in gross merchandise volume and $2.8 billion in gross payment volume for the year,” said Noah Glass, Olo’s Founder and CEO. “We are confident in executing further in 2025, including helping more brands drive profitable traffic through the Olo Guest Data Flywheel, and beginning to penetrate the more than $100 billion in card-present gross payment volume within our existing base through our new Olo Pay partnership with FreedomPay.”

Fourth Quarter Financial and Other Highlights
•Total revenue increased 21% year-over-year to $76.1 million.
•Total platform revenue increased 21% year-over-year to $75.2 million.
•Gross profit increased 11% year-over-year to $40.3 million, and was 53% of total revenue.
•Non-GAAP gross profit increased 11% year-over-year to $45.2 million, and was 59% of total revenue.
•Operating loss was $4.4 million, or (6)% of total revenue, compared to operating loss of $20.5 million, or (33)% of total revenue, a year ago.
•Non-GAAP operating income was $11.5 million, or 15% of total revenue, compared to $6.8 million, or 11% of total revenue, a year ago.
•Net loss was $0.6 million or $0.00 per share, compared to net loss of $15.7 million, or $0.10 per share, a year ago.
•Non-GAAP net income was $11.3 million or $0.06 per share, compared to non-GAAP net income of $8.5 million, or $0.05 per share, a year ago.
•Cash, cash equivalents, and short- and long-term investments totaled $403.1 million as of December 31, 2024.
•Average revenue per unit (ARPU) increased 12% year-over-year to approximately $878.
•Dollar-based net revenue retention (NRR) was approximately 115%.
•Ending active locations increased 8% year-over-year to approximately 86,000 as of December 31, 2024.
•Gross merchandise volume (GMV) was approximately $29 billion during the year ended December 31, 2024, and gross payment volume (GPV) reached approximately $2.8 billion during the year ended December 31, 2024.
Fourth Quarter and Recent Business Highlights
•Enterprise brand deployments: Jason’s Deli, a new Olo brand, launched Olo’s full Order suite, Olo Pay card-not-present, and Catering+; HTeaO expanded into Olo Pay card-not-present; and Top 25 brand Jack in the Box expanded into Olo Rails.
•Emerging enterprise brand deployments: New Olo brand Walk-Ons launched the full Order Suite, Olo Pay card-not-present, and Catering+; new Olo brand Crisp & Green deployed nine Olo modules across all three Olo product suites; and expansion deployments included Olo Pay card-not-present into brands such as Burgerville and Costa Vida, and Engage modules into Blake’s Lotaburger and Mendocino Farms.
•Catering+: Expansion deployments included enterprise brands like BJ’s Restaurant & Brewhouse, Black Bear Diner, and Raising Cane’s and more than one dozen deployments with emerging enterprise brands.
•Innovation: Released thirteen product enhancements in our Winter release, including AI-powered menu item recommendations, Sparkfly and Spendgo loyalty partner integrations and robust reporting and analytics features for Engage, and enhanced Catering+ account management features. The full list of features announced are available by visiting www.olo.com/quarterly-release/winter-2024.
•Partnerships: On February 4, 2025, announced a partnership with FreedomPay to integrate Olo Pay card-present functionality into FreedomPay’s gateway terminals, which will make Olo Pay card-present available to the majority of

Olo’s 750+ brand customers. Olo also announced an expanded partnership with Grubhub, a leading U.S. food ordering and delivery marketplace, where Grubhub will integrate with Olo Dispatch.
Financial Outlook
As of February 25, 2025, Olo is issuing the following outlook for the first quarter of 2025 and full year 2025:
For the first quarter of 2025, Olo expects to report:
•Revenue in the range of $77.2 million to $77.7 million; and
•Non-GAAP operating income in the range of $8.7 million to $9.0 million.
For the full year 2025, Olo expects to report:
•Revenue in the range of $333.0 million to $336.0 million; and
•Non-GAAP operating income in the range of $45.5 million to $47.0 million.

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. Actual results could vary materially as a result of numerous factors, including inaccuracies in our assumptions and certain risk factors, many of which are beyond Olo’s control. Olo assumes no obligation to update these forward-looking statements. See the cautionary note regarding “Forward-Looking Statements” below.

Webcast and Conference Call Information
Olo will host a conference call today, February 25, 2025 at 5:00 p.m. Eastern Time to discuss the Company’s financial results and financial outlook. A live webcast of this conference call will be available on the “Investor Relations” website at investors.olo.com, and a replay will be archived on the website as well.
Available Information
Olo announces material information to the public about the Company, its products and services, and other matters through a variety of means, including filings with the SEC, press releases, public conference calls, webcasts, the “Investor Relations” website at investors.olo.com, and the Company’s X (formerly Twitter) account @Olo in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.
About Olo | Hospitality at Scale™
Olo (NYSE: OLO) is a leading restaurant technology provider with ordering, payment, and guest engagement solutions that help brands increase orders, streamline operations, and improve the guest experience. Each day, Olo processes millions of orders on its open SaaS platform, gathering the right data from each touchpoint into a single source—so restaurants can better understand and better serve every guest on every channel, every time. Over 750 restaurant brands trust Olo and its network of more than 400 integration partners to innovate on behalf of the restaurant community, accelerating technology’s positive impact and creating a world where every restaurant guest feels like a regular. Learn more at olo.com.

Contacts
Media
Olo@icrinc.com
Investor Relations
InvestorRelations@olo.com

Non-GAAP Financial Measures and Other Metrics
Non-GAAP Financial Measures
In this press release, we refer to non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States, or GAAP. We use non-GAAP financial measures, as described below, in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance as measured by such non-GAAP figures, facilitate period-to-period comparisons of core operating results, and assist shareholders in better evaluating us by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or compared to other registrants’ similarly named non-GAAP financial measures and key performance indicators.

A reconciliation of these non-GAAP measures has been provided in the financial statement tables included in this press release and investors are encouraged to review the reconciliation. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of our financial results as reported under GAAP. Because our non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.

The following are the non-GAAP financial measures referenced in this press release and presented in the tables below: non-GAAP gross profit (total and each line item, and total and each non-GAAP gross profit item on a margin basis as a percentage of revenue), non-GAAP operating expenses (each line item and each non-GAAP operating expense item on a margin basis as a percentage of revenue), non-GAAP operating income (and on a margin basis as a percentage of revenue), non-GAAP net income (and on a per share basis), and free cash flow.

We adjust our GAAP financial measures for the following items to calculate one or more of our non-GAAP financial measures (other than free cash flow): stock-based compensation expense (non-cash expense calculated by companies using a variety of valuation methodologies and subjective assumptions) and related payroll tax expense, equity expense related to charitable donation of our Class A common stock, certain litigation-related expenses, net of recoveries (which relate to legal and other professional fees associated with litigation-related matters that are not indicative of our core operations and are not part of our normal course of business), non-cash impairment charges, loss on disposal of assets, capitalized internal-use software and intangible amortization, restructuring charges, certain severance costs, and transaction costs (typically incurred within one year of the related acquisition and inclusive of the related tax aspects of such acquisitions). Beginning in the second quarter of 2023, we have included the tax impact of the non-GAAP adjustments in determining non-GAAP net income. We determined this amount by utilizing a federal rate plus a net state rate that excluded the impact of net operating losses, or NOLs, and valuation allowances to calculate a non-GAAP blended statutory rate, which we then applied to all non-GAAP adjustments.

Reconciliation of non-GAAP operating income guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense and related payroll tax expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Management believes that it is useful to exclude certain non-cash charges and non-core operational charges from our non-GAAP financial measures because: (1) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and we believe does not relate to ongoing operational performance; and (2) such expenses can vary significantly between periods.
Free cash flow represents net cash provided by or used in operating activities, reduced by purchases of property and equipment and capitalization of internal-use software. Free cash flow is a measure used by management to understand and evaluate our liquidity and how it can be used to generate future growth. Free cash flow excludes items that we do not consider to be indicative of our liquidity and facilitates comparisons of our liquidity on a period-to-period basis. We believe providing free cash flow provides useful information to investors and others in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business from the perspective of our management and Board of Directors.

Key Performance Indicators

In addition, we also use the following key performance indicators to help us evaluate our business, identify trends affecting the business, formulate business plans, and make strategic decisions.

Average revenue per unit (ARPU): We calculate ARPU by dividing the total platform revenue in a given period by the average active locations in that same period. We believe ARPU is an important metric that demonstrates our ability to grow within our customer base through the development of products that our customers value.
Dollar-based net revenue retention (NRR): We calculate NRR as of a period-end by starting with the revenue, defined as platform revenue, from the cohort of all active customers as of 12 months prior to such period-end, or the prior period revenue. An active customer is a specific restaurant brand that utilizes one or more of our modules in a given quarterly period. We then calculate the platform revenue from these same customers as of the current period-end, or the current period revenue. Current period revenue includes any expansion and is net of contraction or attrition over the last 12 months, but excludes platform revenue from new customers in the current period. We then divide the total current period revenue by the total prior period revenue to arrive at the point-in-time dollar-based NRR. We believe that NRR is an important metric to our investors, demonstrating our ability to retain our customers and expand their use of our modules over time, proving the stability of our revenue base and the long-term value of our customer relationships.
Active locations: We define an active location as a unique restaurant location that is utilizing or subscribed to one or more of our modules in a quarterly period (depending on the module). Given this definition, active locations in any one quarter may not reflect (i) the future impact of new customer wins as it can take some time for their locations to go live with our platform, or (ii) the customers who have indicated their intent to reduce or terminate their use of our platform in future periods. Of further note, not all of our customer locations may choose to utilize our products, and while we aim to deploy all of a customer’s locations, not all locations may ultimately deploy.
Gross merchandise volume (GMV): We define GMV as the gross value of orders processed through our platform.
Gross payment volume (GPV): We define GPV as the gross volume of payments processed through Olo Pay.
Our management uses GMV and GPV metrics to assess demand for our products. We also believe GMV and GPV provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

Forward-Looking Statements
Statements we make in this press release include statements that are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, which may be identified by the use of words such as “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “outlook,” “seeks,” “should,” “will,” and similar terms or the negative of such terms. All statements other than statements of historical fact are forward-looking statements for purposes of this release.

We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These statements include, but are not limited to, our financial guidance for the first quarter of 2025 and the full year 2025, our future performance and growth and market opportunities, including new products and continued module adoption among new and existing customers, the continued expansion of ARPU, our expectations regarding the growth of active locations, revenue expectations for our Order, Pay, and Engage suites, our business strategy, and our expectations regarding other financial and operational metrics and advancements in our industry. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results.

Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: the effects of public health crises, macroeconomic conditions, including inflation, changes in discretionary spending, fluctuating interest rates, tariffs, geopolitical instability, and overall market uncertainty; our ability to acquire new customers, have existing customers (including our emerging enterprise customers) adopt additional modules, and successfully retain existing customers; our ability to compete effectively with existing competitors, new market entrants, and customers generally developing their own solutions to replace our products; our ability to develop and release new and successful products and services, and develop and release successful enhancements, features, and modifications to our existing products and services; the continued growth of Olo Pay; the costs and success of our sales and marketing efforts, and our ability to promote our brand; our long and unpredictable sales cycles; our ability to identify, recruit, and retain skilled personnel; our ability to effectively manage our growth, including any international expansion; our ability to realize the anticipated benefits of past or future investments, strategic transactions, or acquisitions, and the risk that the integration of these acquisitions may disrupt our business and management; our ability to protect our intellectual property rights and any costs associated therewith; the growth rates of the markets in which we compete and our ability to expand our market opportunity; our actual or perceived failure to comply with our obligations related to data privacy, cybersecurity, and processing payment transactions; the impact of new and existing laws and regulations on our business; changes to our strategic relationships with third parties; our reliance on a limited number of delivery service providers and aggregators; our ability to generate revenue from our product offerings and the effects of fluctuations in our level of customer spend retention; the durability of the growth we experienced in the past, guest preferences for digital ordering and customer adoption of multiple modules; and other general market, political, economic, and business conditions. Actual results could differ materially from those predicted or implied, and reported results should not be considered an indication of future performance. Additionally, these forward-looking statements, particularly our guidance, involve risks, uncertainties, and assumptions, including those related to our customers’ spending decisions and guest ordering behavior. Significant variations from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant.

Additional risks and uncertainties that could affect our financial results and forward looking statements are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 that will be filed following this press release, and our other SEC filings, which are available on our “Investor Relations” website at investors.olo.com and on the SEC website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events.

OLO INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	As of December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$286,757	$278,218
Short-term investments	73,978	84,331
Accounts receivable, net	61,589	70,264
Contract assets	892	412
Deferred contract costs	5,635	4,743
Prepaid expenses and other current assets	19,470	12,769
Total current assets	448,321	450,737
Property and equipment, net	26,318	22,055
Intangible assets, net	13,797	17,738
Goodwill	207,781	207,781
Contract assets, noncurrent	826	352
Deferred contract costs, noncurrent	5,621	5,806
Operating lease right-of-use assets	9,709	12,529
Long-term investments	42,376	25,748
Other assets, noncurrent	27	73
Total assets	$754,776	$742,819
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,431	$4,582
Accrued expenses and other current liabilities	53,894	68,240
Unearned revenue	1,869	1,533
Operating lease liabilities, current	2,400	2,859
Total current liabilities	59,594	77,214
Unearned revenue, noncurrent	375	57
Operating lease liabilities, noncurrent	11,584	13,968
Other liabilities, noncurrent	—	109
Total liabilities	71,553	91,348
Stockholders’ equity:
Class A common stock, $0.001 par value; 1,700,000,000 shares authorized as of December 31, 2024 and 2023; 115,635,624 and 108,469,679 shares issued and outstanding as of December 31, 2024 and 2023, respectively. Class B common stock, $0.001 par value; 185,000,000 shares authorized as of December 31, 2024 and 2023, respectively; 50,307,240 and 54,891,834 shares issued and outstanding as of December 31, 2024 and 2023, respectively	166	163
Preferred stock, $0.001 par value; 20,000,000 shares authorized as of December 31, 2024 and 2023, respectively	—	—
Additional paid-in capital	899,754	867,152
Accumulated deficit	(216,726)	(215,829)
Accumulated other comprehensive income (loss)	29	(15)
Total stockholders’ equity	683,223	651,471
Total liabilities and stockholders’ equity	$754,776	$742,819

OLO INC.
Condensed Consolidated Statement of Operations (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue:
Platform	$75,190	$61,944	$281,554	$225,179
Professional services and other	880	1,060	3,384	3,110
Total revenue	76,070	63,004	284,938	228,289
Cost of revenue:
Platform	35,048	25,658	125,245	85,195
Professional services and other	721	908	3,270	4,128
Total cost of revenue	35,769	26,566	128,515	89,323
Gross profit	40,301	36,438	156,423	138,966
Operating expenses:
Research and development	17,357	17,108	68,483	73,914
General and administrative	14,993	28,112	51,543	85,098
Sales and marketing	12,390	11,752	53,142	48,190
Restructuring charges	—	—	2,396	6,848
Total operating expenses	44,740	56,972	175,564	214,050
Loss from operations	(4,439)	(20,534)	(19,141)	(75,084)
Other income, net:
Interest income	4,593	5,030	19,280	17,237
Interest expense	(15)	(43)	(113)	(208)
Other income (expense), net	33	(2)	35	(3)
Total other income net	4,611	4,985	19,202	17,026
Income (loss) before income taxes	172	(15,549)	61	(58,058)
Provision for income taxes	807	197	958	229
Net loss	$(635)	$(15,746)	$(897)	$(58,287)
Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.00)	$(0.10)	$(0.01)	$(0.36)
Diluted	$(0.00)	$(0.10)	$(0.01)	$(0.36)
Weighted-average Class A and Class B common shares outstanding:
Basic	164,405,190	163,942,779	162,608,353	162,993,686
Diluted	164,405,190	163,942,779	162,608,353	162,993,686

OLO INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Year Ended December 31,
	2024	2023
Operating activities
Net loss	$(897)	$(58,287)
Adjustments to reconcile net loss to net cash provided by (used in) provided by operating activities:
Depreciation and amortization	14,436	10,289
Stock-based compensation	43,401	52,862
Charitable donation of Class A common stock	823	1,136
Provision for expected credit losses	4,458	2,874
Non-cash lease expense	2,258	2,726
Loss on disposal of assets	—	38
Non-cash impairment charges	1,199	—
Other non-cash operating activities, net	(2,052)	(2,328)
Changes in operating assets and liabilities:
Accounts receivable	4,217	(25,009)
Contract assets	(954)	(187)
Prepaid expenses and other current and noncurrent assets	(4,890)	(969)
Deferred contract costs	(706)	(3,527)
Accounts payable	(3,151)	2,324
Accrued expenses and other current liabilities	(16,155)	15,891
Operating lease liabilities	(2,844)	(2,905)
Unearned revenue	654	(1,597)
Other liabilities, noncurrent	(109)	101
Net cash provided by (used in) operating activities	39,688	(6,568)
Investing activities
Purchases of property and equipment	(883)	(93)
Capitalized internal-use software	(11,811)	(13,011)
Purchases of investments	(118,528)	(130,428)
Sales and maturities of investments	114,350	124,042
Net cash used in investing activities	(16,872)	(19,490)
Financing activities
Cash received for employee payroll tax withholdings	9,860	15,528
Cash paid for employee payroll tax withholdings	(9,823)	(15,527)
Proceeds from exercise of stock options and purchases under the employee stock purchase plan	7,867	12,282
Repurchase of common stock	(22,181)	(58,080)
Net cash used in financing activities	(14,277)	(45,797)
Net increase (decrease) in cash and cash equivalents	8,539	(71,855)
Cash and cash equivalents, beginning of year	278,218	350,073
Cash and cash equivalents, end of year	$286,757	$278,218

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except for percentages and share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Gross profit and gross margin reconciliation:
Platform gross profit, GAAP	$40,142	$36,286	$156,309	$139,984
Plus: Stock-based compensation expense and related payroll tax expense	1,276	1,712	5,397	7,079
Plus: Capitalized internal-use software and intangible amortization	3,564	2,532	12,509	8,351
Platform gross profit, non-GAAP	44,982	40,530	174,215	155,414
Services gross profit, GAAP	159	152	114	(1,018)
Plus: Stock-based compensation expense and related payroll tax expense	101	148	369	699
Services gross profit, non-GAAP	260	300	483	(319)
Total gross profit, GAAP	40,301	36,438	156,423	138,966
Total gross profit, non-GAAP	45,242	40,830	174,698	155,095
Platform gross margin, GAAP	53%	59%	56%	62%
Platform gross margin, non-GAAP	60%	65%	62%	69%
Services gross margin, GAAP	18%	14%	3%	(33)%
Services gross margin, non-GAAP	30%	28%	14%	(10)%
Total gross margin, GAAP	53%	58%	55%	61%
Total gross margin, non-GAAP	59%	65%	61%	68%

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Sales and marketing reconciliation:
Sales and marketing, GAAP	$12,390	$11,752	$53,142	$48,190
Less: Stock-based compensation expense and related payroll tax expense	1,978	1,675	6,583	7,981
Less: Intangible amortization	341	341	1,365	1,365
Less: Certain severance costs	—	—	—	121
Sales and marketing, non-GAAP	10,071	9,736	45,194	38,723
Sales and marketing as % total revenue, GAAP	16%	19%	19%	21%
Sales and marketing as % total revenue, non-GAAP	13%	15%	16%	17%

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Research and development reconciliation:
Research and development, GAAP	$17,357	$17,108	$68,483	$73,914
Less: Stock-based compensation expense and related payroll tax expense	3,053	3,378	11,793	15,648
Less: Non-cash capitalized internal-use software impairment	120	—	637	—
Research and development, non-GAAP	14,184	13,730	56,053	58,266
Research and development as % total revenue, GAAP	23%	27%	24%	32%
Research and development as % total revenue, non-GAAP	19%	22%	20%	26%

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except for percentages and share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
General and administrative reconciliation:
General and administrative, GAAP	$14,993	$28,112	$51,543	$85,098
Less: Stock-based compensation expense and related payroll tax expense	5,459	4,749	20,195	21,259
Less: Charitable donation of Class A common stock	823	—	823	1,136
Less: Certain litigation-related expenses, net of recoveries	(1,552)	12,787	(11,431)	21,590
Less: Non-cash impairment charge and costs associated with former corporate headquarters	—	—	563	—
Less: Loss on disposal of assets	—	—	—	38
Less: Intangible amortization	21	40	143	162
Less: Certain severance costs	742	—	742	709
Less: Transaction costs	—	—	—	358
General and administrative, non-GAAP	9,500	10,536	40,508	39,846
General and administrative as % total revenue, GAAP	20%	45%	18%	37%
General and administrative as % total revenue, non-GAAP	12%	17%	14%	17%

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Operating loss reconciliation:
Operating loss, GAAP	$(4,439)	$(20,534)	$(19,141)	$(75,084)
Plus: Stock-based compensation expense and related payroll tax expense	11,867	11,662	44,337	52,666
Plus: Charitable donation of Class A common stock	823	—	823	1,136
Plus: Certain litigation-related expenses, net of recoveries	(1,552)	12,787	(11,431)	21,590
Plus: Non-cash impairment charge and costs associated with former corporate headquarters	—	—	563	—
Plus: Loss on disposal of assets	—	—	—	38
Plus: Non-cash capitalized internal-use software impairment	120	—	637	—
Plus: Capitalized internal-use software and intangible amortization	3,927	2,913	14,018	9,878
Plus: Restructuring charges	—	—	2,396	6,848
Plus: Certain severance costs	742	—	742	830
Plus: Transaction costs	—	—	—	358
Operating income, non-GAAP	11,488	6,828	32,944	18,260
Operating margin, GAAP	(6)%	(33)%	(7)%	(33)%
Operating margin, non-GAAP	15%	11%	12%	8%

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except for percentages and share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss reconciliation:
Net loss, GAAP	$(635)	$(15,746)	$(897)	$(58,287)
Plus: Stock-based compensation expense and related payroll tax expense	11,867	11,662	44,337	52,666
Plus: Charitable donation of Class A common stock	823	—	823	1,136
Plus: Certain litigation-related expenses	(1,552)	12,787	(11,431)	21,590
Plus: Non-cash impairment charge and costs associated with former corporate headquarters	—	—	563	—
Plus: Loss on disposal of assets	—	—	—	38
Plus: Non-cash capitalized software impairment	120	—	637	—
Plus: Capitalized internal-use software and intangible amortization	3,927	2,913	14,018	9,878
Plus: Restructuring charges	—	—	2,396	6,848
Plus: Certain severance costs	742	—	742	830
Plus: Transaction costs	—	—	—	358
Less: Tax impact of non-GAAP adjustments (1)	(3,974)	(3,159)	(12,500)	(9,275)
Net income, non-GAAP	11,318	8,457	38,688	25,782
Fully diluted net loss per share attributable to Class A and Class B common stockholders, GAAP	$(0.00)	$(0.10)	$(0.01)	$(0.36)
Fully diluted weighted average Class A and Class B common shares outstanding, GAAP	164,405,190	163,942,779	162,608,353	162,993,686
Fully diluted net income per share attributable to Class A and Class B common stockholders, non-GAAP	$0.06	$0.05	$0.22	$0.15
Fully diluted Class A and Class B common shares outstanding, non-GAAP	176,096,864	174,399,425	172,819,858	176,822,053

(1) We utilized a federal rate plus a net state rate that excluded the impact of NOLs and valuation allowances to calculate our non-GAAP blended statutory rate of 25.81% and 26.93% for the years ended December 31, 2024 and 2023, respectively.

OLO INC.
Non-GAAP Free Cash Flow (Unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$9,299	$5,815	$39,688	$(6,568)
Purchase of property and equipment	(101)	(93)	(883)	(93)
Capitalization of internally developed software	(2,352)	(2,988)	(11,811)	(13,011)
Non-GAAP free cash flow	$6,846	$2,734	$26,994	$(19,672)